EXECUTION VERSION 734109631 19632855 MASTER RECEIVABLES PURCHASE AGREEMENT among HANESBRANDS INC., KNIGHTS APPAREL LLC, GFSI LLC, CC PRODUCTS LLC and ALTERNATIVE APPAREL, INC., as Sellers and Servicers, THE OTHER SELLERS AND SERVICERS FROM TIME TO TIME PARTY HERETO and MUFG BANK, LTD., as Buyer Dated as of December 11, 2019

TABLE OF CONTENTS

Page

1.	Sale and Purchase.	1
2.	Representations and Warranties	3
3.	Covenants	3
4.	Servicing Activities.	3
5.	Deemed Collections; Repurchase Events; Indemnities and Set-Off	5
6.	Notices	7
7.	Expenses	8
8.	Interest on Overdue Amounts	9
9.	Governing Law	9
10.	No Non-Direct Damages	9
11.	Joinder of Additional Sellers	9
12.	Joint and Several Obligations	9
13.	General Provisions	10

Schedule I	-	Form of Purchase Request
Schedule II	-	Account Debtors
Exhibit A	-	Certain Defined Terms
Exhibit B	-	Conditions Precedent for Effectiveness
Exhibit C	-	Representations and Warranties
Exhibit D	-	Covenants
Exhibit E	-	Eligibility Criteria
Exhibit F	-	Servicer Termination Events
Exhibit G	-	Accounts

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734109631 19632855

1 734109631 19632855 MASTER RECEIVABLES PURCHASE AGREEMENT This MASTER RECEIVABLES PURCHASE AGREEMENT (this “Agreement”) is entered into as of December 11, 2019, by and among HANESBRANDS INC., a Maryland corporation (“Hanes”), KNIGHTS APPAREL LLC, a Delaware limited liability company (“Knights”), GFSI LLC, a Delaware limited liability company (“GFSI”), CC PRODUCTS LLC, a Delaware limited liability company (“CC Products”), ALTERNATIVE APPAREL, INC., a Delaware corporation (“Alternative”), and any other seller from time to time party hereto (each, in such capacity, a “Seller” and collectively, the “Sellers”), and as servicers (each, in such capacity, a “Servicer” and collectively, the “Servicers”), and MUFG BANK, LTD. (“MUFG Bank”), as buyer (the “Buyer”). RECITALS Each Seller desires to sell certain of its Receivables from time to time, and the Buyer may be willing to purchase from each Seller such Receivables, in which case the terms set forth herein shall apply to such purchase. Each capitalized term used but not defined herein shall have the meaning set forth in, or by reference in, Exhibit A hereto, and the interpretive provisions set out in Exhibit A hereto shall be applied in the interpretation of this Agreement. Accordingly, the parties hereto agree as follows: 1. Sale and Purchase. (a) Sales of Receivables. From time to time during the term of this Agreement, one or more Sellers may submit to the Buyer a request (a “Purchase Request”) via the MUFG Platform that the Buyer purchase from such Seller or Sellers the Proposed Receivables described in such Purchase Request as well as the proposed Purchase Date thereof, which Purchase Date shall be a Settlement Date (or such other Business Day that Buyer may agree to with respect to any Purchase Request); provided, however, and notwithstanding anything herein to the contrary, if (i) the MUFG Platform is not operational or is otherwise offline or (ii) the Buyer has, in its discretion, instructed the Sellers that the MUFG Platform is no longer available for use, then such Seller or Sellers may deliver a Purchase Request to the Buyer in substantially the form of Schedule I attached hereto, and this Agreement shall be construed and interpreted accordingly, mutatis mutandis. If the Buyer, in its sole and absolute discretion, accepts a Purchase Request, then the Buyer shall purchase, and such Seller or Sellers shall sell, all of each applicable Seller’s right, title and interest (but none of such Seller’s underlying obligations to the applicable Account Debtor) with respect to such Proposed Receivables as of the Purchase Date (all such Proposed Receivables, once sold and purchased or purported to be sold and purchased, hereunder, collectively the “Purchased Receivables”). (b) UNCOMMITTED ARRANGEMENT. EACH OF THE SELLERS ACKNOWLEDGES THAT THIS IS AN UNCOMMITTED ARRANGEMENT, THAT NO SELLER HAS PAID, OR IS REQUIRED TO PAY, A COMMITMENT FEE OR COMPARABLE FEE TO THE BUYER. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, EACH SELLER EXPRESSLY AGREES THAT THE BUYER WILL NOT BE OBLIGATED TO PURCHASE ANY RECEIVABLE FROM ANY SELLER, AND THE BUYER MAY REFUSE, FOR ANY REASON OR FOR NO REASON, TO PURCHASE ANY RECEIVABLE OFFERED FOR PURCHASE BY ANY SELLER REGARDLESS OF WHETHER THE VARIOUS CONDITIONS TO PURCHASE SET FORTH IN THIS AGREEMENT HAVE BEEN SATISFIED. (c) Conditions to Effectiveness. This Agreement shall become effective at such time as each of the conditions precedent set forth on Exhibit B to this Agreement has been satisfied to the reasonable satisfaction of the Buyer. (d) Conditions Precedent to Each Purchase. Without limiting the uncommitted nature of the Buyer’s obligations as discussed in Section 1(b), the Buyer shall not purchase the Proposed Receivables described in such Purchase Request unless:

2 734109631 19632855 (i) the Buyer has received a Purchase Request via the MUFG Platform (or, if applicable, in physical form in substantially the form of Schedule I attached hereto) with respect to the Proposed Receivables at least two (2) Business Days (or such shorter amount of time that Buyer may agree to, in its sole discretion, with respect to any Purchase Request) prior to the applicable Purchase Date, together with any such additional supporting documentation that the Buyer may have reasonably requested; (ii) the Buyer has accepted such Purchase Request and notified the applicable Sellers thereof (either via the MUFG Platform or otherwise); (iii) each of the representations and warranties made by each Seller, Servicer and any Performance Guarantor in this Agreement and each of the other Transaction Documents is true and correct in all material respects as of such Purchase Date or, in the case of any representation or warranty that speaks as to a particular date or period, as of that particular date or period; (iv) each Proposed Receivable described in such Purchase Request is an Eligible Receivable; and (v) immediately following the sale and purchase of the Proposed Receivables set forth in the related Purchase Request, (A) the Outstanding Purchase Amount will not exceed the Maximum Outstanding Purchase Amount and (B) the Outstanding Purchase Amount with respect to the Purchased Receivables payable by any Account Debtor will not exceed such Account Debtor’s Purchase Sublimit. Each Purchase Request submitted by any Seller shall constitute a representation and warranty that each of the conditions outlined in this Section 1(d) has been satisfied. (e) Purchase Price. The purchase price for each Purchased Receivable purchased on any Purchase Date shall equal (i) the Net Invoice Amount of such Purchased Receivable, minus (ii) the Discount (such amount herein referred to as the “Purchase Price”). The Buyer shall pay the Purchase Price minus the Dilution Reserve applicable to such Purchased Receivable (the “Funded Amount”) with respect to each Purchased Receivable by depositing such Funded Amount thereof into the Sellers’ Account in immediately available funds denominated in Dollars on the applicable Purchase Date. For avoidance of doubt and not in limitation of any other provision of this Agreement, it is understood and agreed that the Dilution Reserve is the property of the Seller and represents part of the Purchase Price of the related Purchased Receivable, payable either as of the Settlement Date for a Purchased Receivable or in connection with the offset by Buyer of any obligations of the Sellers against such reserve as provided in Section 4(c) herein. (f) True Sale; No Recourse. Except as otherwise provided in this Agreement, each purchase of the Purchased Receivables is made without recourse to any Seller and no Seller shall have liability to the Buyer for the failure of any Account Debtor to pay any Purchased Receivable when it is due and payable under the terms applicable thereto. The Buyer and each Seller have structured the transactions contemplated by this Agreement as an absolute and irrevocable sale, and the Buyer and each Seller agree to treat each such transaction as a “true sale” for all purposes under Applicable Law and accounting principles, including, without limitation, in their respective books, records, computer files, tax returns (federal, state and local), regulatory and governmental filings (and shall reflect such sale in their respective financial statements). Each Seller will advise all Persons inquiring about the ownership of any Purchased Receivable that all Purchased Receivables have been sold to the Buyer. In the event that, contrary to the mutual intent of the parties hereto, any purchase of Purchased Receivables is not characterized as a sale, each Seller shall, effective as of the date hereof, be deemed to have granted to the Buyer (and each Seller hereby does grant to the Buyer), in addition to and not in substitution for the rights and remedies described in Section 5(g) hereof, a first priority security interest in and to any and all present and future Purchased Receivables and the proceeds thereof to secure all obligations of such Seller arising in connection with this Agreement and each of the other Transaction Documents, whether now or hereafter existing, due or to become due, direct or indirect, absolute or contingent. This Agreement shall be deemed to be a security agreement under Applicable Law. The Buyer may, at its discretion, file one or more UCC financing statements (or, if applicable, any foreign law equivalent thereof) evidencing the sale of the Purchased Receivables as well as the foregoing grant of security. With respect to such grant of a security interest, the Buyer may at its option, at any time following a Servicer Termination Event or a material breach by any Seller or Servicer of any of its representations, warranties or covenants under any

3 734109631 19632855 Transaction Document, exercise from time to time any and all rights and remedies available to it hereunder, under the UCC or otherwise. Each Seller agrees that five (5) Business Days shall be reasonable prior notice to such Seller of the date of any public or private sale or other disposition of all or any of the Purchased Receivables. 2. Representations and Warranties. Each Seller and each Servicer represents and warrants to the Buyer on each Purchase Date that (i) the representations and warranties set forth on Exhibit C hereto are true and correct in all material respects as of such Purchase Date or, in the case of any representation or warranty that speaks as to a particular date or period, as of that particular date or period and (ii) each Proposed Receivable proposed to be purchased on such Purchase Date is an Eligible Receivable. 3. Covenants. Each Seller and each Servicer agrees to perform each of the covenants set forth on Exhibit D hereto 4. Servicing Activities. (a) Appointment of Servicer. The Buyer appoints each Seller as its servicer and agent (each, in such capacity, the “Servicer” and collectively, the “Servicers”) for the administration and servicing of its Purchased Receivables sold by such Seller to the Buyer hereunder, and each Seller hereby accepts such appointment and agrees to assume the duties and the administration and servicing obligations as a Servicer, and perform all commercially reasonable and appropriate commercial servicing and collection activities in arranging the timely payment of amounts due and owing by any Account Debtor (including the identification of the proceeds of the Purchased Receivables and related record-keeping that shall be made available to the Buyer upon its reasonable request) all in accordance with Applicable Laws, with commercially reasonable care and diligence, including, without limitation, diligently and faithfully performing all servicing and collection actions in accordance with the terms hereof; provided, however, that such appointment as Servicer shall not release Seller from any of its duties, responsibilities, liabilities and obligations resulting from or arising hereunder. In connection with its servicing obligations, each Servicer will perform its duties under the Contract related to the Purchased Receivables with the same care and applying the same policies as it applies to its own Receivables generally and would exercise and apply if it owned the Purchased Receivables and shall act to maximize Collections thereon. (b) [Reserved]. (c) Transfer of Collections to the Buyer. Subject to Sections 4(d), 4(e) and 5(a) below, each Seller and Servicer covenant and agree to deposit in the Buyer’s Account all Collections and other amounts received by any Seller or Servicer (or any of their respective Affiliates) with respect to Purchased Receivables without adjustment, setoff or deduction of any kind or nature no later than the first Settlement Date occurring at least three Business Days after such Collections are received; provided that on any Settlement Date for a Purchased Receivable, the Sellers may, with respect to any Purchased Receivable, deduct any remaining and unused Dilution Reserve with respect to such Purchased Receivable from the amounts transferred to the Buyer. Until remitted to the Buyer’s Account, such Seller or Servicer will hold such funds in trust as the Buyer’s exclusive property and safeguard such funds for the benefit of the Buyer. (d) Misdirected Payments. If the Buyer receives any payment from an Account Debtor not representing a Collection on a Purchased Receivable, the Buyer will return such payment to the applicable Seller upon receipt of satisfactory evidence that such amounts do not constitute Collections on Purchased Receivables. (e) Identifying Collections. Pursuant to its servicing obligations under Section 4(a) hereof, each Servicer shall be responsible for identifying, matching and reconciling any payments received from Account Debtors with the Receivable associated with such payment. If any payment is received from an Account Debtor, and such payment is not identified by such Account Debtor as relating to a particular Receivable and cannot otherwise be reasonably identified as relating to a particular Receivable within three Business Days of receipt thereof, such payment shall be applied first to the unpaid Purchased Receivables with respect to such Account Debtor in chronological order (beginning with the oldest unpaid Purchased Receivable), and then to Receivables with respect to such Account Debtor that are not Purchased Receivables, also in chronological order.

4 734109631 19632855 (f) No Changes to Receivables. No Servicer shall compromise or settle any Purchased Receivable or extend the Due Date with respect thereto without the consent of the Buyer except as otherwise expressly provided for in Section 5(a) hereof; provided, that if the applicable Account Debtor so requests, the applicable Servicer may in its reasonable discretion allow such Account Debtor to make payment on such Purchased Receivable after such Due Date, but no later than the Adjusted Maturity Date thereof; provided, further, that the foregoing provision shall not be understood to grant to any Servicer the right to re-classify any delinquent Receivables as current. (g) Reconciliation Report; Dilution Reserve Report. Concurrently with (a) each transfer of funds by any Seller to the Buyer’s Account pursuant to Sections 4 and 5 hereof and (b) each request by any Seller for a return of payments received by the Buyer that do not represent Collections on Purchased Receivables in accordance with Section 4(d), the Servicers shall provide to the Buyer, in form and substance reasonably satisfactory to the Buyer, a full reconciliation of all Collections and adjustments (including repurchases thereof, indemnifications and setoffs with respect thereto, if any) with respect to each Purchased Receivable of an Account Debtor for which Collections were received (each, a “Reconciliation Report”) together with a written report describing the status and amount of the Dilution Reserve for both each outstanding Purchased Receivable and each collected Purchased Receivable described in such Reconciliation Report (each a “Dilution Reserve Report”). The Servicers shall submit each Reconciliation Report and each Dilution Reserve Report to the Buyer via the MUFG Platform; provided, however, and notwithstanding anything herein to the contrary, if (i) the MUFG Platform is not operational or is otherwise offline or (ii) the Buyer has, in its discretion, instructed the Servicers that the MUFG Platform is no longer available for use, then the Servicers may deliver a written Reconciliation Report and Dilution Reserve Report to the Buyer, and this Agreement shall be construed and interpreted accordingly, mutatis mutandis. (h) Non-Payment Report. If a Purchased Receivable remains unpaid, in part or in full, past the date that is thirty (30) Business Days after the applicable Adjusted Due Date therefor (an “Overdue Receivable”), the applicable Servicer shall report to the Buyer in a written report describing in reasonable detail the cause of such non-payment, including whether a Dispute or Insolvency Event exists with respect to the applicable Account Debtor (each a “Non-Payment Report”) and if the reason for such non-payment is not a Dispute or an Insolvency Event, the Buyer may in its sole discretion, upon at least five (5) Business Days’ prior notice to the applicable Servicer, (i) contact such Account Debtor by phone or in person to discuss the status of such Purchased Receivable and to inquire whether such payment delay or non-payment is due to a Dispute or Insolvency Event and when payment can be expected and/or (ii) take any other lawful action to collect such Purchased Receivable directly from such Account Debtor and/or (iii) terminate the appointment of the relevant Seller as Servicer with respect to such Purchased Receivable. Notwithstanding the foregoing, in the event a Purchased Receivable has not been paid in full by the date that is thirty-five (35) Business Days after the Adjusted Due Date therefor, and the applicable Servicer has not provided to the Buyer a certification that the missed payment on such Overdue Receivable is a result of an Insolvency Event or other condition with the applicable Account Debtor which has caused the applicable Account Debtor to not have the financial ability to make payment on such Purchased Receivable (a “Credit Default Certification”), together with evidence reasonably satisfactory to the Buyer that such Credit Default Certification is true and accurate, a Dispute shall be deemed to exist with respect to such Overdue Receivable. (i) Servicer Indemnification. Each Servicer hereby agrees to indemnify and hold harmless the Buyer and its officers, directors, agents, representatives, shareholders, counsel, employees and each of their respective Affiliates, successors and assigns (each, an “Indemnified Person”) from and against any and all damages, claims, losses, costs, expenses and liabilities (including, without limitation, reasonable attorneys’ fees and expenses of one firm of counsel to the Buyer and any participant in connection therewith, and if reasonably necessary, one local counsel in any relevant jurisdiction and, solely in the case of an actual or potential conflict of interest, of one additional counsel for any such participant and, if reasonably necessary, one additional local counsel in any relevant jurisdiction) (all of the foregoing being collectively referred to as “Indemnified Amounts”) arising out of or resulting from or related to (i) any failure by any Servicer to perform its duties or obligations as Servicer hereunder in accordance with this Agreement or to comply with any Applicable Law, (ii) any breach of any Servicer’s representations, warranties or covenants under any Transaction Document or (iii) any claim brought by any Person other than an Indemnified Person arising from any Servicer’s servicing or collection activities with respect to the Purchased Receivables; provided, however, that in all events there shall be excluded from the foregoing indemnification any damages, claims, losses, costs, expenses or liabilities to the extent resulting solely from (x) the gross negligence or willful misconduct of an Indemnified Person as determined in a final judgment by a court of

5 734109631 19632855 competent jurisdiction or (y) the failure of an Account Debtor to pay any sum due under its Purchased Receivables by reason of the financial or credit condition of such Account Debtor (including, without limitation, the occurrence of an Insolvency Event with respect to the applicable Account Debtor). Any amount due and payable pursuant to this section shall be paid to the Buyer’s Account in immediately available funds by no later than the fifth (5th) Business Day following demand therefor delivered by the Buyer. (j) Replacement of Servicers. Following the occurrence of a Servicer Termination Event with respect to a Servicer other than Hanes, the Buyer may, at its discretion, upon at least five (5) Business Days’ prior notice to the applicable Servicer, replace such Servicer with itself or any agent for the Buyer with respect to any and all Purchased Receivables. Following the occurrence of a Servicer Termination Event with respect to Hanes, the Buyer may, at its discretion, upon at least five (5) Business Days’ prior notice to the applicable Servicers, replace any or all Servicers with itself or any agent for the Buyer with respect to any and all Purchased Receivables Sellers shall be responsible for all reasonable costs and expenses incurred in connection with such replacement and shall promptly reimburse the Buyer with respect to same. (k) The Buyer as Attorney-in-Fact. Sellers hereby appoint the Buyer as the true and lawful attorney-in-fact of Sellers, with full power of substitution, coupled with an interest, and hereby authorizes and empowers the Buyer in the name and on behalf of Sellers at any time following removal of any Seller as Servicer following the occurrence of a Servicer Termination Event, upon at least five (5) Business Days’ prior notice to the applicable Servicer, to take such actions, and execute and deliver such documents, as the Buyer deems necessary or advisable in connection with any applicable Purchased Receivable (i) to perfect the purchase and sale of such Purchased Receivable, including, without limitation, to send a notice of such purchase and sale to the Account Debtor of the transfers contemplated hereby and the sale of such Purchased Receivable or (ii) to make collection of and otherwise realize the benefits of such Purchased Receivable. At any time following removal of any Seller as Servicer following the occurrence of a Servicer Termination Event and upon at least five (5) Business Days’ prior notice to the applicable Servicer, the Buyer shall have the right to bring suit, in the Buyer’s or any Seller’s name, and generally have all other rights of an owner and holder respecting each applicable Purchased Receivable, including without limitation the right to accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on such Purchased Receivables and issue credits in its own name or the name of such Seller. At any time following removal of any Seller as Servicer following the occurrence of a Servicer Termination Event, the Buyer may endorse or sign the Buyer’s or any Seller’s name on any checks or other instruments with respect to any applicable Purchased Receivables or the goods covered thereby. The Buyer shall not be liable for any actions taken by it in accordance with this Section unless such actions constitute the gross negligence or willful misconduct of the Buyer as determined by a court of competent jurisdiction in a final judgment. This power of attorney, being coupled with an interest, is irrevocable and shall not expire until the Final Collection Date. 5. Deemed Collections; Repurchase Events; Indemnities and Set-Off. (a) Deemed Collections. If, on any day, the outstanding balance of a Purchased Receivable is reduced (but not cancelled) as a result of any Dilution (other than any Dilutions specifically taken into account in determining the Purchase Price for such Receivable), the applicable Seller shall be deemed to have received on such day a Collection of such Purchased Receivable in the amount of such reduction. If on any day a Purchased Receivable is cancelled (or reduced to zero) as a result of any Dilution (other than any Dilutions specifically taken into account in determining the Purchase Price for such Receivable), the applicable Seller shall be deemed to have received on such day a Collection of such Purchased Receivable in the amount of the Outstanding Purchase Amount of such Purchased Receivable (as determined immediately prior to such Dilution). Any amount deemed to have been received under this Section 5(a) shall constitute a “Deemed Collection”; provided, however, to the extent any Purchased Receivable for which a Deemed Collection is deemed to have been received has an existing Dilution Reserve that is greater than $0, no payment shall be required by any Seller with respect to any Deemed Collections on such Purchased Receivables until such time as the aggregate Deemed Collections on such Purchased Receivable exceed such Purchased Receivable’s Dilution Reserve (which shall be reduced on a dollar for dollar basis equal to the amount of such Deemed Collection until reduced to zero), and then only in the amount of such excess. The aggregate Dilution Reserve payable to a Seller in accordance with the terms hereof on any Settlement Date and the aggregate Deemed Collections payable on such Settlement Date may be netted against each other in making the determination as to what payments are required on such day.

6 734109631 19632855 (b) Repurchase Events. If any of the following events (each, an “Repurchase Event”) occurs with respect to a Purchased Receivable: (i) such Purchased Receivable was not an Eligible Receivable on the Purchase Date thereof; (ii) any Seller or Servicer fails to perform or observe any other term, covenant or agreement with respect to such Purchased Receivable set forth in any Transaction Document or any related Contract and such failure shall or could reasonably be expected to have a material adverse effect on the ability to collect the Net Invoice Amount of such Purchased Receivable on the Adjusted Due Date thereof; or (iii) a Dispute has arisen with respect to any Purchased Receivable, then, the applicable Seller shall, upon obtaining knowledge thereof, immediately deliver notice thereof to the Buyer and, at the time, in the manner and otherwise as hereinafter set forth, repurchase such Purchased Receivable at the Buyer’s option and demand. The repurchase price for a Purchased Receivable shall be the amount equal to (i) the Purchase Price for such Purchased Receivable, net of any Collections or other payments received by the Buyer with respect to such Purchased Receivable, plus (ii) the Discount applicable to such Purchased Receivable and accrued for the period from the applicable Purchase Date to the date on which such Purchased Receivable is repurchased, plus (iii) all other amounts then payable by the applicable Seller under the Transaction Documents with respect to such Purchased Receivable as of the date on which such Purchased Receivable is repurchased (such amount herein referred to as the “Repurchase Price”). The Repurchase Price for any Purchased Receivable shall be paid to the Buyer’s Account in immediately available funds by no later than the fifth (5th) Business Day following demand therefor by the Buyer. Upon the payment in full of the repurchase price with respect to a Purchased Receivable, such Purchased Receivable shall hereby be, and be deemed to be, repurchased by such Seller from the Buyer without recourse to or warranty by the Buyer. To the extent an affected Purchased Receivable has an existing Dilution Reserve that is greater than $0, the applicable Seller shall receive a credit against the Repurchase Price of such Purchased Receivable on a dollar for dollar basis (which credit will also reduce such Dilution Reserve on the same basis). (c) Seller Indemnification. Each Seller hereby agrees jointly and severally to indemnify each Indemnified Person and hold each Indemnified Person harmless from and against any and all Indemnified Amounts arising out of or resulting from or related to this Agreement or any other Transaction Document or the ownership, maintenance or funding, directly or indirectly, of the Purchased Receivable (or any of them) or otherwise arising out of or resulting from the actions or inactions of any Seller or any of its Affiliates, including, without limitation, any of the following: (i) any representation or warranty made or deemed made by such Seller (or any of its officers) under or in connection with this Agreement or any other Transaction Document that shall have been incorrect when made; (ii) the failure by any Seller to perform any of its covenants or obligations under any Transaction Document; (iii) the failure by any Seller or any Purchased Receivable or Contract to comply with any Applicable Law; (iv) the failure to vest in the Buyer ownership of, and a first-priority perfected security interest (within the meaning of the UCC) in, each Purchased Receivable and all Collections in respect thereof, free and clear of any Adverse Claim; (v) any Dispute, Dilution or any other claim resulting from the services performed or merchandise furnished in connection with any Purchased Receivable or the furnishing or failure to furnish such services or merchandise or relating to collection activities with respect to any Purchased Receivable; (vi) any suit or claim related to any Receivable, any Contract or any Transaction Document; (vii) the commingling by any Seller of Collections at any time with other funds of such Seller or any other Person or (viii) any civil penalty or fine assessed by OFAC or any other Governmental Authority administering any Anti-Terrorism Law, Anti-Corruption Law or Sanctions, and all reasonable costs and expenses (including reasonable documented legal fees and disbursements) incurred in connection with defense thereof by, any Indemnified Person in connection with the Transaction Documents as a result of any action of the Seller or any of its respective Affiliates; provided, however, that in all events there shall be excluded from the foregoing indemnification any Indemnified Amounts to the extent resulting solely from (x) the gross negligence or willful misconduct of an Indemnified Person as determined in a final judgment by a court of competent jurisdiction or (y) the failure of an Account Debtor to pay any sum due under its Purchased Receivables by reason of the financial or credit condition of such Account Debtor (including, without limitation, the occurrence

7 734109631 19632855 of an Insolvency Event with respect to the applicable Account Debtor). Any amount due and payable pursuant to this section shall be paid to the Buyer’s Account in immediately available funds by no later than the fifth (5th) Business Day following demand therefor by the Buyer. (d) Tax Indemnification. All payments on the Purchased Receivables from the Account Debtors and Sellers will be made free and clear of any present or future taxes, withholdings or other deductions whatsoever that arise by reason of the sale of the Purchased Receivables to the Buyer (“Sale Transaction Taxes”) or relating to the underlying transactions between the applicable Seller and the related Account Debtors that gave rise to such Purchased Receivables (“Prior Transaction Taxes”) or arise by reason of the imposition of any withholding taxes on amounts paid by such Account Debtors or Seller to the Buyer with respect to a Purchased Receivable pursuant to this Agreement (“Payment Transaction Taxes”), except as required by Applicable Law. If any applicable Law (as determined in the good faith discretion of the Account Debtor) requires the deduction or withholding of any Sale Transaction Taxes or Prior Transaction Taxes or Payment Transaction Taxes from any such payments, then the Seller or the related Account Debtors shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law. Each Seller jointly and severally will indemnify the Buyer and hold the Buyer harmless from any Sale Transaction Taxes, Prior Transaction Taxes, and Payment Transaction Taxes other than any such taxes that are imposed as a result of the failure of the Buyer to deliver any forms reasonably requested by Sellers, where the Buyer is legally able to deliver such forms without undue burden or expense. Further, each Seller shall pay and indemnify and hold the Buyer harmless from and against, any Sale Transaction Taxes or Prior Transaction Taxes or Payment Transaction Taxes that may at any time be asserted (including any sales, occupational, excise, gross receipts, personal property, privilege or license taxes, or withholdings, but not including taxes imposed upon the Buyer with respect to its overall net income or taxes excluded pursuant to the proviso in the immediately preceding sentence) and costs, expenses and reasonable attorneys’ fees and expenses in defending against the same, whether arising by reason of the acts to be performed by any Seller hereunder or otherwise. Any amount due and payable pursuant to this section shall be paid to the Buyer’s Account in immediately available funds by no later than the fifteenth (15th) Business Day following demand therefor delivered by the Buyer to the Sellers together with reasonable evidence of such amount being due and payable. (e) Set-Off. Each Seller and Servicer hereby irrevocably instruct and authorize the Buyer to setoff, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by the Buyer or any branch, agency, representative office or Subsidiary thereof, including the payment of the Purchase Price for any Proposed Receivables, to, or for the account of, any Seller or any Servicer or any Performance Guarantor against amounts owing by each Seller or Servicer hereunder or under any other Transaction Document (even if contingent or unmatured). (f) UCC. The rights granted to the Buyer hereunder are in addition to all other rights and remedies afforded to the Buyer as a secured party under the UCC. 6. Notices. Unless otherwise provided herein, all communications by any party to any other party hereunder or any other Transaction Document shall be in a writing personally delivered or sent by a recognized overnight delivery service, or certified mail, postage prepaid, return receipt requested, or by email to such party, as the case may be, at its address set forth below: If to Hanes, Knights, GFSI, CC Products, or Alternative, as a Seller or Servicer: 1000 East Hanes Mill Road Winston-Salem, North Carolina 27105 Attention: Jodie F. Covington Tel: (336) 519-4930 Email: Jodie.covington@hanes.com

8 734109631 19632855 With a copy to: 1000 East Hanes Mill Road Winston-Salem, North Carolina 27105 Attention: Elizabeth C. Southern Tel: (336) 519-6661 Email: Beth.Southern@hanes.com If to the Buyer (other than Purchase Requests): MUFG Bank, Ltd. 1221 Avenue of the Americas New York, New York 10020 Attention: Greg Hurst Tel: 212-782-6963 Email: rhurst@us.mufg.jp With a copy to: MUFG Bank, Ltd. 1251 Avenue of the Americas New York, New York 10020-1104 Attention: Amy Mellon Grandis Tel: 212-782-4638 Email: amellon@us.mufg.jp If to the Buyer (Purchase Requests only) also add: MUFG Bank, Ltd. 1221 Avenue of the Americas New York, New York 10020 Attention: Yumi Motai, Elizabeth Colon Tel: 212-782-5554, 212-782-5716 Email: ymotai@us.mufg.jp, ecolon@us.mufg.jp Each Seller and Servicer agree that the Buyer may presume the authenticity, genuineness, accuracy, completeness and due execution of any email bearing a facsimile or scanned signature resembling a signature of an authorized Person of such Seller or Servicer without further verification or inquiry by the Buyer. Notwithstanding the foregoing, the Buyer in its reasonable discretion may elect not to act or rely upon such a communication and shall be entitled (but not obligated) to make inquiries or require further Seller or Servicer action to authenticate any such communication. Any Purchase Request, and any supporting documentation in connection herewith or therewith, such as copies of invoices, not submitted via the MUFG Platform may be sent by any Seller or Servicer by electronic mail attachment in portable document format (.pdf). A party may change the address at which it is to receive notices hereunder by written notice in the foregoing manner given to the other parties hereto. 7. Expenses. Each Seller hereby agrees, jointly and severally, to reimburse the Buyer on demand for: (a) all actual and reasonable costs and expenses (including due diligence expenses) incurred by the Buyer in connection with the negotiation, preparation and execution of the Transaction Documents (including this Agreement), including all reasonable expenses and accountants’, consultants’ and attorneys’ fees of one firm of counsel to the Buyer and any participant in connection therewith (and if reasonably necessary, one local counsel in any relevant jurisdiction) and, solely in the case of an actual or potential conflict of interest, of one additional counsel for such participant (and, if reasonably necessary, one additional local counsel in any relevant jurisdiction); (b) the administration (including periodic auditing as provided for herein) of this Agreement and the other Transaction Documents and the transactions contemplated thereby, including all reasonable expenses

9 734109631 19632855 and accountants’, consultants’ and attorneys’ fees incurred in connection with the administration and maintenance of this Agreement and the other Transaction Documents and the transactions contemplated thereby; (c) all reasonable and documented costs and expenses (including reasonable attorneys’ fees and expenses of one firm of counsel to the Buyer and any participant in connection therewith (and if reasonably necessary, one local counsel in any relevant jurisdiction) and, solely in the case of an actual or potential conflict of interest, of one additional counsel for such participant (and, if reasonably necessary, one additional local counsel in any relevant jurisdiction)) the Buyer incurs in connection with the enforcement of this Section 7, or any of its other rights under this Agreement or any of the other Transaction Documents by such Seller (including all such expenses incurred during any work-out or negotiation in respect of the obligations of such Seller hereunder); and (d) all stamp and other similar taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents. 8. Interest on Overdue Amounts. All amounts due for payment by any Seller or Servicer to the Buyer pursuant to this Agreement shall accrue interest at the Overdue Payment Rate from the date on which payment thereof is due until the date on which payment thereof is made in accordance with the terms of this Agreement. 9. Governing Law. THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF, EXCEPT TO THE EXTENT THAT THE PERFECTION, THE EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF THE BUYER IN THE PURCHASED RECEIVABLES IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK). 10. No Non-Direct Damages. To the fullest extent permitted by Applicable Law, Seller and the Servicer shall not assert, and each Seller hereby waives, any claim against any Indemnified Person, and Buyer shall not assert, and Buyer hereby waives, any claim against Seller, Servicer or Performance Guarantor on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Transaction Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby. No Seller, Servicer, or Indemnified Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby; provided that the waiver provided for in this sentence shall not apply to damages resulting directly from such Person’s own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final judgment. 11. Joinder of Additional Sellers. At any time during the term of this Agreement, with the written consent of the Buyer in its sole and absolute discretion, one or more additional U.S. subsidiaries of Hanes (each, an “Additional Seller”), may join this Agreement as a Seller in all respects by delivering a Joinder Agreement to the Buyer along with such other approvals, certificates, legal opinions and other documents as the Buyer may reasonably request, in each case, generally consistent with the documents delivered on the Closing Date, in form and substance reasonably acceptable to the Buyer. Upon receipt of such Joinder Agreement and such other documents, such Additional Seller shall become a Seller hereunder, subject to the rights, duties and obligations of a Seller in all respects. 12. Joint and Several Obligations. The obligations of the Sellers hereunder are joint and several. To the maximum extent permitted by Applicable Law, until the Final Collection Date, each Seller hereby waives any claim, right or remedy that such Seller now has or hereafter acquires against any other Seller that arises hereunder including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy of the Buyer against any Seller or any of its property which the Buyer now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under

10 734109631 19632855 contract, by statute, under common law or otherwise. In addition, until the Final Collection Date, each Seller hereby waives any right to proceed against the other Sellers, now or hereafter, for contribution, indemnity, reimbursement, and any other suretyship rights and claims, whether direct or indirect, liquidated or contingent, whether arising under express or implied contract or by operation of law, which any Seller may now have or hereafter have as against the other Seller with respect to the transactions contemplated by this Agreement. 13. General Provisions. (a) Final Agreement. This Agreement represents the final agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements with respect to such subject matter. No provision of this Agreement may be amended or waived except by a writing signed by the parties hereto. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that no Seller or Servicer may assign any of its rights hereunder without the Buyer’s prior written consent, given or withheld in the Buyer’s sole discretion. The Buyer shall have the right to sell, transfer, negotiate, or grant participations in all or any part of, or any interest in, the Buyer’s obligations, rights and benefits hereunder (including in any Purchased Receivables); provided, that, other than with respect to any such sale, transfer, negotiation, or participation in any Purchased Receivable (for which no consent shall be required but prompt notice thereof shall be delivered to Hanes), the Buyer shall, unless a Servicer Termination Event has occurred, obtain the prior written consent of Hanes to any such sale, transfer, negotiation, or participation (which consent shall not be unreasonably withheld, conditioned or delayed). (b) Severability. Any provisions of this Agreement that are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. (c) Execution; Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by electronic mail attachment in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Agreement. (d) Termination. The term of this Agreement shall last from the initial effective date hereof until terminated by either the Buyer or the Sellers convenience at any time by thirty (30) days’ prior written notice to the other party. Notwithstanding the foregoing, this Agreement, including all covenants, representations and warranties, repurchase obligations and indemnities made herein shall continue in full force and effect until the Final Collection Date. Each Seller’s and Servicer’s obligations to indemnify the Buyer with respect to the expenses, damages, losses, costs and liabilities shall survive until the later of (x) the Final Collection Date and (y) all applicable statute of limitations periods with respect to actions that may be brought by the Buyer under the Transaction Documents have run. (e) LIBO Rate Cessation. Anything in this Agreement to the contrary notwithstanding, if the Buyer determines (which determination shall be binding and conclusive) that quotations of interest rates for the relevant deposits in the definition of LIBO Rate in Exhibit A are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the appropriate Account Debtor Discount Rates applicable to the Proposed Receivables included on any Purchase Request (whether by reason of circumstances affecting the London interbank Eurodollar market or otherwise) or adequate and reasonable means do not exist for ascertaining the LIBO Rate or the LIBO Rate does not adequately and fairly reflect the cost to the Buyer of funding a Purchase Request, then the Buyer shall give the Sellers prompt notice thereof, and so long as such condition remains in effect, (i) no Purchase Request shall be funded using the LIBO Rate as a component of the Discount and (ii) all outstanding and future Purchase Requests shall be funded using a Discount that is calculated based on the Prime Rate plus a margin, which margin shall have the effect of approximating the return to the Buyer that was expected prior to the existence of such condition. If (i) the foregoing unavailability or inadequacy with respect to the LIBO Rate is not of a temporary nature or (ii) the Buyer determines that (A) the administrator of the LIBO Rate or a Governmental Authority having jurisdiction over such administrator or the Buyer (or any other Person on behalf of such administrator or Governmental Authority) has made or published a public statement announcing that (1) the

11 734109631 19632855 administrator of the LIBO Rate has ceased or will cease to provide the LIBO Rate, permanently or indefinitely (provided that, at the time of such statement or publication, no successor administrator will continue to provide the LIBO Rate), or (2) the LIBO Rate is no longer representative or (B) non-recourse and limited recourse accounts receivable purchase facilities that include similar language to that contained in this Section 1(e) are being executed or amended to incorporate or adopt a new benchmark interest rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein) to replace the LIBO Rate, then the Buyer and the Sellers shall negotiate in good faith with a view to agreeing upon another mutually acceptable benchmark interest rate (including any mathematical or other adjustments to such benchmark) for the Purchase Requests and such other related changes to this Agreement as may be applicable. For the avoidance of doubt, if such alternate benchmark interest rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Each determination by the Buyer shall be conclusive absent manifest error. (f) Calculation of Interest. All interest amounts calculated on a per annum basis hereunder are calculated on the basis of a year of three hundred and sixty (360) days. (g) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. (h) CONSENT TO JURISDICTION. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT IT IRREVOCABLY (i) SUBMITS TO THE JURISDICTION, FIRST, OF ANY UNITED STATES FEDERAL COURT, AND SECOND, IF FEDERAL JURISDICTION IS NOT AVAILABLE, OF ANY NEW YORK STATE COURT, IN EITHER CASE SITTING IN NEW YORK CITY, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OTHER TRANSACTION DOCUMENT, (ii) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED ONLY IN SUCH NEW YORK STATE OR FEDERAL COURT AND NOT IN ANY OTHER COURT, AND (iii) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. (i) WAIVER OF IMMUNITIES. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT TO THE EXTENT THAT IT HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID TO EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER OR IN CONNECTION WITH THIS AGREEMENT. (j) Captions and Cross References. The various captions in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Schedule or Exhibit are to such Section of or Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause. (k) No Party Deemed Drafter. Each Servicer, Seller and the Buyer agree that no party hereto shall be deemed to be the drafter of this Agreement. (l) PATRIOT Act. The Buyer hereby notifies each other party hereto that pursuant to the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies each such party, which information includes the name, address, tax identification number and other information that will allow the Buyer to identify such party in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the

12 734109631 19632855 PATRIOT Act. Promptly following any request therefor, each party to this Agreement shall deliver to the Buyer all documentation and other information required by bank regulatory authorities requested by the Buyer for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act, the Beneficial Ownership Rule or other applicable anti-money laundering laws, rules and regulations. (m) Divisions. For all purposes under the Transaction Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (i) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (ii) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Stock at such time. (n) Accounting Treatment; Non-Reliance. Each Seller and each Servicer agrees and acknowledges that (i) it is a sophisticated party in relation to this Agreement; (ii) it has made its own independent decision to enter into the Agreement, the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby and, in connection therewith, has obtained such independent accounting, legal, tax, financial and other advice as it deems necessary and appropriate (including, without limitation, as to the appropriate treatment of such transactions for accounting, legal, tax and other purposes) and (iii) it has not relied upon any representation or advice from the Buyer, any of their affiliates or any of their respective directors, officers, employees, contractors, counsel, advisors or other representatives in this regard. (o) Confidentiality. Each party hereto agrees to hold the Transaction Documents, the transactions contemplated thereby and all non-public information received by it in connection therewith from any other party hereto or its agents or representatives in confidence and agrees not to provide any Person with copies of this Agreement or such non-public information other than to (i) its affiliates and any officers, directors, members, managers, employees or outside accountants, auditors or attorneys of such party or its affiliates, (ii) any prospective or actual assignee or participant which (in each case) has signed a confidentiality agreement containing provisions substantively identical to this Section 13(o) or has agreed to be subject to the terms of this Section 13(o), (iii) credit support providers if they agree to hold it confidential pursuant to customary commercial terms, (iv) Governmental Authorities with appropriate jurisdiction (including filings required under securities Laws) and (v) appropriate filings under the UCC. Notwithstanding the above stated obligations, the parties hereto will not be liable for disclosure or use of such information which: (i) was required by Applicable Law, including pursuant to a valid subpoena or other legal process, (ii) is disclosed or used in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Transaction Document or the enforcement of rights hereunder or thereunder, (iii) was in such Person’s possession or known to such Person prior to receipt or (iv) is or becomes known to the public through disclosure in a printed publication (without breach of any of such Person’s obligations hereunder). [Signatures Commence on the Following Page]

734109631 19632855 Schedule I-1 Schedule I Form of Purchase Request [date] MUFG Bank, Ltd. 1221 Avenue of the Americas New York, New York 10020 Attention: Yumi Motai, Elizabeth Colon Email: ymotai@us.mufg.jp, ecolon@us.mufg.jp Reference is hereby made to that certain Master Receivables Purchase Agreement, dated as of December 11, 2019, by and among HANESBRANDS INC., a Maryland corporation, KNIGHTS APPAREL LLC, a Delaware limited liability company, GFSI LLC, a Delaware limited liability company, CC PRODUCTS LLC, a Delaware limited liability company, ALTERNATIVE APPAREL, INC., a Delaware corporation, and any other seller from time to time party thereto (each, in such capacity, a “Seller” and collectively, the “Sellers”), and as servicers (each, in such capacity, a “Servicer” and collectively, the “Servicers”), and MUFG BANK, LTD., as buyer (the “Buyer”) (as it may be amended, restated, modified or supplemented from time to time, the “Agreement”; capitalized terms not otherwise defined herein shall have the meanings set forth in, or by reference in, the Agreement). Pursuant to the terms of the Agreement, the Sellers party hereto hereby request that the Buyer purchase from such Sellers on ___________ ____, 20____, the Proposed Receivables listed on the exhibit attached hereto with an aggregate Net Invoice Amount of $_____________. Each Seller party hereto represents and warrants that each of the conditions precedent outlined in Section 1(c) of the Agreement will be satisfied in connection with such proposed purchase. Upon acceptance by the Buyer of this Purchase Request and payment of the aggregate Purchase Price, the Buyer hereby purchases, and the Sellers party hereto hereby sell, all of such Sellers’ right, title and interest (but none of Sellers’ underlying obligations to the applicable Account Debtor) with respect to the Proposed Receivables set forth on the attached exhibit as of the date hereof, and such Proposed Receivables shall become Purchased Receivables in the manner set forth in the Agreement. [HANESBRANDS INC. By:______________________________________ Name: Title:] [KNIGHTS APPAREL LLC By:______________________________________ Name: Title:] [GFSI LLC By:______________________________________

Name:
Title:]

[CC PRODUCTS LLC

By:____________________________________
Name:
Title:]

[ALTERNATIVE APPAREL, INC.

By:____________________________________
Name:
Title:]

REQUEST ACCEPTED:

MUFG BANK, LTD.

By:____________________________________
Title:____________________________________

Schedule I-2

734109631 19632855

Schedule I-3 734109631 19632855 List of Accounts Receivable for Account Debtor(s): [____________] Proposed for Sale as of ____________, 20__ CALCULATION OF PURCHASE SUBLIMIT (all amounts in Dollars) FOR ACCOUNT DEBTOR: _____________________________________ Outstanding Purchase Amount with respect to applicable Account Debtor (excluding Proposed Receivables): $ Net Invoice Amount for Proposed Receivables: $ Total Outstanding Purchase Amount for applicable Account Debtor (not to exceed applicable Purchase Sublimit for such Account Debtor): $ CALCULATION OF PURCHASE SUBLIMIT (all amounts in Dollars) FOR ACCOUNT DEBTOR: _____________________________________ Outstanding Purchase Amount with respect to applicable Account Debtor (excluding Proposed Receivables): $ Net Invoice Amount for Proposed Receivables: $ Total Outstanding Purchase Amount for applicable Account Debtor (not to exceed applicable Purchase Sublimit for such Account Debtor): $ CALCULATION OF TOTAL OUTSTANDING PURCHASE AMOUNT (all amounts in Dollars) Outstanding Purchase Amount with respect to all Account Debtors (excluding Proposed Receivables): $ Net Invoice Amount for Proposed Receivables: $ Total Outstanding Purchase Amount (not to exceed $__________________): $ Seller Account Debtor Invoice Number Net Invoice Amount Due Date [Default Rate of Interest or Fees (if any)]

Schedule II-1 734109631 19632855 Schedule II Account Debtors ACCOUNT DEBTOR NAME ACCOUNT DEBTOR PURCHASE SUBLIMIT ACCOUNT DEBTOR DISCOUNT RATE DILUTION RESERVE PERCENTAGE ACCOUNT DEBTOR BUFFER PERIOD MAXIMUM TENOR Kohl’s Corporation $95,000,000 LIBO Rate + 0.85% 0% 15 days Ninety (90) days

Exhibit A-1 734109631 19632855 Exhibit A Certain Defined Terms A. Defined Terms. As used herein, the following terms shall have the following meanings: “Account Debtor” means a Person listed as an account debtor on Schedule II to this Agreement, as such Schedule may be modified or supplemented from time to time, as agreed to in writing by the Sellers and the Buyer in their respective sole and absolute discretion. “Account Debtor Buffer Period” means for each Account Debtor, the number of days set forth under the heading “Account Debtor Buffer Period” for such Account Debtor on Schedule II to this Agreement, as such Schedule may be modified or supplemented from time to time, as agreed to in writing by the Sellers and the Buyer in their respective sole and absolute discretion. “Account Debtor Discount Rate” means with respect to any Account Debtor, the “Account Debtor Discount Rate” specified for such Account Debtor on Schedule II to this Agreement, as such Schedule may be modified or supplemented from time to time, as agreed to in writing by the Sellers and the Buyer in their respective sole and absolute discretion. “Additional Seller” has the meaning set forth in Section 11 hereof. “Adjusted Due Date” means, with respect to any Purchased Receivable, the date that corresponds to the Due Date with respect to such Purchased Receivable plus the Account Debtor Buffer Period for the Account Debtor of such Purchased Receivable. “Adverse Claim” means any ownership interest or claim, mortgage, deed of trust, pledge, lien, security interest, hypothecation, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including, but not limited to, any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security; it being understood that any thereof in favor of, or assigned to, the Buyer shall not constitute an Adverse Claim. “Affiliate” when used with respect to a Person means any other current or future Person controlling, controlled by, or under common control with, such Person. For the purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of its management and policies, whether through the ownership of voting securities, by contract or otherwise. “Agreement” has the meaning set forth in the preamble hereto. “Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Seller or any of its Affiliates from time to time relating to bribery or corruption. “Anti-Terrorism Laws” means each of: (a) the Executive Order; (b) the PATRIOT Act; (c) the Money Laundering Control Act of 1986, 18 U.S.C. Sect. 1956 and any successor statute thereto; (d) the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada); (e) the Bank Secrecy Act, and the rules and regulations promulgated thereunder; and (f) any other Applicable Law of the United States, Canada or any member state of the European Union now or hereafter enacted to monitor, deter or otherwise prevent: (i) terrorism or (ii) the funding or support of terrorism or (iii) money laundering. “Applicable Law” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree, judgment, award or similar item of or by a Governmental Authority or any interpretation, implementation or application thereof. “Beneficial Ownership Rule” means 31 C.F.R. § 1010.230.

Exhibit A-2 734109631 19632855 “Business Day” means any day that is not a Saturday, Sunday or other day on which banks in New York City are required or permitted to close; provided, when used in connection with determining the LIBO Rate, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market. “Buyer” has the meaning set forth in the preamble hereto. “Buyer’s Account” means the account specified as such in Exhibit G hereto, or such other bank account identified in writing by the Buyer to Seller from time to time. “Capital Stock” means, with respect to any Person, any and all common shares, preferred shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, partnership interests, limited liability company interests, membership interests or other equivalent interests and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options exchangeable for or convertible into such capital stock or other equity interests. “Certification of Beneficial Owner(s)” means a certification regarding beneficial ownership of a Seller as required by the Beneficial Ownership Rule. “Change of Control” means Hanes, at any time, (i) ceasing to own, directly or indirectly, free and clear of any Adverse Claim and on a fully diluted basis, one hundred percent (100%) of the Capital Stock of each Seller (other than Hanes) or (ii) ceasing to control each Seller (other than Hanes). For the purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of its management and policies, whether through the ownership of voting securities, by contract or otherwise. “Closing Date” means the date of this Agreement. “Collections” means, with respect to any Receivable: (a) all funds that are received by any Seller or Servicer or any Affiliate on their behalf in payment of any amounts owed in respect of such Receivable (including purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such Receivable (including insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Account Debtor of such Receivable or any other Person directly or indirectly liable for the payment of such Receivable and available to be applied thereon), (b) all Deemed Collections, (c) all proceeds of all Related Security with respect to such Receivable and (d) all other proceeds of such Receivable. “Contract” means, for each Receivable, the invoice therefor and any other agreement or documentation between the applicable Seller and the applicable Account Debtor giving rise to, and/or setting forth terms and conditions related to the creation and payment of, such Receivable, including in each case any amendments. “Cost of Funds Rate” means the rate per annum quoted from time to time as such by the Buyer, which rate shall be determined and calculated by the Buyer in its sole discretion, taking into account factors including, but not limited to, the Buyer’s external and internal funding costs and prevailing interbank market rates and conditions. Notwithstanding the foregoing, if the Cost of Funds Rate shall be less than 0%, such rate shall be deemed 0% for purposes of this Agreement. “Credit and Collection Policy” means, as the context may require, those receivables credit and collection policies and practices of each Seller and Servicer in effect on the date hereof as modified in compliance with this Agreement. “Deemed Collection” has the meaning set forth in Section 5(a) hereof. “Dilution” means on any date after the date of the related Purchase Date with respect to a Purchased Receivable, an amount equal to the sum, without duplication, of the aggregate reduction effected on such day in the outstanding balance of such Purchased Receivable attributable to any non-cash items including credits, rebates,

Exhibit A-3 734109631 19632855 billing errors, sales or similar taxes, cash discounts, volume discounts, allowances, chargebacks, returned or repossessed goods, sales and marketing discounts, warranties, any unapplied credit memos and other non-cash adjustments or reductions that are made in respect of Account Debtors; provided, however, that (a) writeoffs to the extent related to the financial or credit condition of an Account Debtor (including the occurrence of an Insolvency Event with respect to the applicable Account Debtor) and (b) Disputes, in each case, shall not constitute Dilution. “Dilution Reserve” means with respect to any Purchased Receivable, initially, the Net Invoice Amount of such Purchased Receivable multiplied by the Dilution Reserve Percentage applicable to such Purchased Receivable, as such amount is reduced through the payment to Seller or application to any Dilutions from time to time after the Purchase Date for such Purchased Receivable in accordance with the terms of this Agreement. “Dilution Reserve Percentage” means, with respect to Purchased Receivables owed by an Account Debtor, the percentage forth under the heading “Dilution Reserve Percentage” for such Account Debtor on Schedule II to this Agreement, as such Schedule may be modified or supplemented from time to time, as agreed to in writing by the Sellers and the Buyer in their respective sole and absolute discretion. “Dilution Reserve Report” has the meaning set forth in Section 4(g). “Discount” means, with respect to each Purchased Receivable purchased on a Purchase Date related to a specific Account Debtor, the discount cost applied by the Buyer to such Purchased Receivable, equal to the product of (a)(i) if the Purchase Request for such Purchased Receivable was not received at least two (2) Business Days’ prior to the applicable Purchase Date in accordance with Section 1(d)(i), the Cost of Funds Rate and, (ii) otherwise, the applicable Account Debtor Discount Rate per annum, determined as of the Purchase Date for such Purchased Receivables, multiplied by (b) the result of (i) the applicable Discount Period, divided by (ii) 360. “Discount Period” means, with respect to any Purchased Receivable, the sum of the number of days from and including (i) the Purchase Date for such Purchased Receivable and to, but not including, (ii) the first Settlement Date occurring after the Adjusted Due Date for such Purchased Receivable. “Dispute” means any dispute, discount, deduction, claim, offset, defense, or counterclaim or similar position asserted of any kind relating to one or more Receivables (x) arising on account of the goods relating to such Receivables having been lost or damaged prior to receipt thereof by the related Account Debtor or otherwise not delivered to such Account Debtor in accordance with the Contract related thereto; (y) arising on account of the return of goods by an Account Debtor to any Seller, Servicer, any of their respective Affiliates or successors or assigns (including the Buyer) relating to its obligation to pay an amount due with respect to a Purchased Receivable, or (z) otherwise asserted by the related Account Debtor as being a basis for non-payment in full of the Receivable (other than (1) any Dilutions specifically taken into account in determining the Purchase Price for such Receivable and (2) disputes due only to the applicable Account Debtor’s financial or credit condition (including, without limitation, the occurrence of an Insolvency Event with respect to the applicable Account Debtor)); regardless of whether the same (i) is in an amount greater than, equal to or less than the applicable Purchased Receivable concerned or (ii) arises by reason of an act of God, civil strife, war, currency restrictions, foreign political restrictions or regulations, or any other circumstance or event beyond the control of such Seller or the applicable Account Debtor. “Dollars” means United States Dollars, the lawful currency of the United States of America. “Due Date” means, with respect to any Purchased Receivable, the date the related Contract provides for timely payment in full of the amounts owing thereunder. “Eligible Receivable” means a Receivable with respect to which each of the Eligibility Criteria set forth in Exhibit E is satisfied. “Repurchase Events” has the meaning set forth in Section 5(b) hereof.

Exhibit A-4 734109631 19632855 “Executive Order” means Executive Order No. 13224 on Terrorist Financings: Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism issued on September 23, 2001. “Final Collection Date” means the date following the termination of this Agreement on which the Buyer has received (i) all Collections owing on the Purchased Receivables and (ii) all payments, if any, required to be paid by any Seller or Servicer under this Agreement or any other Transaction Document, including with respect to Repurchase Events and Indemnified Amounts. “GAAP” means generally accepted accounting principles in the United States of America, applied on a consistent basis as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board or the rules and regulations of the U.S. Securities and Exchange Commission and/or their respective successors and that are applied in the circumstances as of the date in question. “Governmental Authority” means any government or political subdivision or any agency, authority, bureau, regulatory body, central bank, commission, department or instrumentality of any such government or political subdivision, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or any court, tribunal, grand jury or arbitrator, or any accounting board or authority (whether or not part of a government) that is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic. “Indemnified Amounts” has the meaning set forth in Section 4(i) hereof. “Indemnified Person” has the meaning set forth in Section 4(i) hereof. “Interpolated Rate” means, with respect to any Discount Period, at any time, the rate per annum (rounded to the same number of decimal places as the LIBO Rate) determined by the Buyer (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Rate for the longest period for which the LIBO Rate is available that is shorter than the applicable Discount Period; and (b) the LIBO Rate for the shortest period for which the LIBO Rate is available that exceeds the applicable Discount Period, in each case, at such time. “Insolvency Event” shall mean (i) with respect to an Account Debtor, the inability of such Account Debtor to pay any amount owed when due in respect of a Purchased Receivable as a result of the bankruptcy, insolvency or other financial inability of such Account Debtor to make such payment and (ii) with respect to any Person (including an Account Debtor), such Person shall fail to pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against such Person seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any Applicable Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of thirty (30) days (or, when used with respect to any Seller, Servicer or the Performance Guarantor), forty-five (45) days), or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or such Person shall take any action to authorize any of the actions set forth above in this clause (ii). “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time. “Joinder Agreement” means a joinder agreement in form and substance satisfactory to the Buyer in all respects.

Exhibit A-5 734109631 19632855 “LIBO Rate” means, for any Discount Period, an interest rate per annum equal to the Intercontinental Exchange Benchmark Administration Ltd. (or the successor thereto if it is no longer making such rates available) LIBO Rate (“ICE LIBOR”), as published from time to time by Reuters (currently Reuters LIBOR01 page) (or any other commercially available source providing quotations of ICE LIBOR as designated by the Buyer from time to time) for deposits in Dollars with a term equal to the Discount Period. If such rate is not available at such time for any reason, then the LIBO Rate shall be a rate per annum equal to the average (rounded upwards if necessary to the nearest 1/100th of 1%) of the rates per annum at which deposits in Dollars with a term equal to the Discount Period in a principal amount substantially equal to the applicable Purchase Price are offered to the principal London office of the Buyer by three (3) London banks, reasonably selected by the Buyer in good faith. Notwithstanding the foregoing, (i) if the LIBO Rate shall be less than 0%, such rate shall be deemed 0% for purposes of this Agreement and (ii) if the Discount Period does not correspond to any available rate term, then the LIBO Rate shall be an Interpolated Rate. “Material Adverse Change” means, with respect to any Seller, Servicer or Performance Guarantor, an event or circumstance that results in, or could reasonably be expect to result in, a material adverse change in: (i) the business, assets, operations or financial condition of the Sellers, Servicers and Performance Guarantor, taken as a whole; (ii) the ability of the Sellers, Servicers and Performance Guarantor, taken as a whole, to perform their obligations under this Agreement or any other Transaction Document; (iii) the status, existence, perfection, priority, enforceability or other rights and remedies of the Buyer associated with its interests in the Purchased Receivables or any material portion thereof; or (iv) (a) the validity or enforceability against any Seller, Servicer or the Performance Guarantor of any Transaction Document or any Contract or (b) the validity, enforceability or collectability of a material portion of the Purchased Receivables, including if such event or circumstance would increase the days to pay or Dilution with respect to a material portion of the Purchased Receivables (other than due to the applicable Account Debtor’s financial or credit condition (including, without limitation, the occurrence of an Insolvency Event with respect to the applicable Account Debtor)). “Maximum Outstanding Purchase Amount” means $95,000,000. “Maximum Tenor” means with respect to any Account Debtor, the “Maximum Tenor” specified for such Account Debtor on Schedule II to this Agreement, as such Schedule may be modified or supplemented from time to time, as agreed to in writing by the Sellers and the Buyer in their respective sole and absolute discretion. “MUFG Bank” has the meaning set forth in the preamble hereto. “MUFG Platform” means the Buyer’s communication tool accessible via the internet to enable clients to offer various Receivables for sale to the Buyer and for the loading approval and monitoring of such Receivables on a platform, the terms of use of which are set out in Annex I and are hereby incorporated herein. “Net Invoice Amount” means the amount of the applicable Purchased Receivable shown on the invoice for such Purchased Receivable as the total amount payable by the related Account Debtor (net of any Dilution, discounts, credits or other allowances shown on such invoice and agreed to prior to the Purchase Date). “Non-Payment Report” has the meaning set forth in Section 4(h). “OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury. “Outstanding Purchase Amount” means, as of any time of determination and with respect to a Purchased Receivable, (x) the Net Invoice Amount for such Purchased Receivable, minus (y) the aggregate amount of all Collections with respect to such Purchased Receivable that have been deposited into the Buyer’s Account as of such

Exhibit A-6 734109631 19632855 time. When such term is used without reference to any specific Purchased Receivables, it shall constitute a reference to all Purchased Receivables. “Overdue Payment Rate” means 2% per annum over and above the highest Account Debtor Discount Rate in effect at such time. “PATRIOT Act” has the meaning set forth in Section 13(l). “Performance Guarantor” means Hanes and any other Person that has guaranteed the performance obligations of the Sellers under this Agreement. “Performance Guaranty” means a performance guaranty entered into by any Performance Guarantor in favor of the Buyer. “Person” means an individual, partnership, sole proprietorship, corporation (including a business trust), limited liability company, limited partnership, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof. “Prime Rate” means, for any day, the rate of interest in effect for such day as publicly announced from time to time by Buyer as its “reference rate” or “prime rate”, as applicable. Such “reference rate” or “prime rate” is set by Buyer based upon various factors, including Buyer’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate, and is not necessarily the lowest rate charged to any customer. “Proposed Receivables” means, with respect to any Purchase Date, the Receivables proposed by Seller to the Buyer for purchase hereunder and described in a Purchase Request to be purchased on such Purchase Date. “Purchase Date” means each date on which the Buyer purchases Receivables. “Purchase Price” has the meaning set forth in Section 1(e) hereof. “Purchase Request” has the meaning set forth in Section 1(a) hereof. “Purchase Sublimit” means, with respect to each Account Debtor, the dollar amount set forth on Schedule II to this Agreement as the “Purchase Sublimit,” as such Schedule may be modified or supplemented from time to time, as agreed to in writing by the Sellers and the Buyer in their respective sole and absolute discretion. “Purchased Receivables” has the meaning set forth in Section 1(a) hereof. “Receivable” means any right to payment of a monetary obligation, whether or not earned by performance, owed to any Seller or the Buyer (as assignee of Seller) by an Account Debtor, whether constituting an account, instrument, document, contract right, chattel paper, payment intangible or general intangible, in each instance arising in connection with the sale of goods that have been or are to be sold or for services rendered or to be rendered, and includes, without limitation, the obligation to pay any finance charges, fees and other charges with respect thereto, together with the Seller’s rights in all Related Security with respect thereto, and with respect to each of the foregoing, all Collections and proceeds thereof. Any such right to payment arising from any one transaction, including any such right to payment represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of any such right to payment arising from any other transaction. “Reconciliation Report” has the meaning set forth in Section 4(g). “Related Security” means, with respect to any Receivable:

Exhibit A-7 734109631 19632855 (i) all of each applicable Seller’s interest in any goods (including returned goods) and documentation of title evidencing the shipment or storage of any goods (including returned goods), relating to any sale giving rise to such Receivable; (ii) all rights to enforce payment of such Receivable under the related Contract; (iii) all instruments and chattel paper that may evidence such Receivable; (iv) all guaranties, insurance and other agreements or arrangements of whatever character from time to time supporting payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise; (v) all security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements describing any collateral securing such Receivable; and (vi) all books, records and other information (including computer programs, tapes, discs, punch cards, data processing software and related property and rights) relating to such Receivable and the related Account Debtor. “Sales Transaction Taxes” has the meaning set forth in Section 5(d). “Sanctioned Country” means any country or other territory subject to comprehensive, country-wide or territory-wide Sanctions, which as of the date of this agreement include Cuba, Iran, North Korea, Sudan and Syria. “Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the United States Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person fifty or more owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b). “Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the United States Department of the Treasury’s Office of Foreign Assets Control, the United States Department of State, the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom, the Department of Foreign Affairs and Trade or the Minister of Foreign Affairs of Australia, or the Hong Kong Monetary Authority. “Seller” has the meaning set forth in the preamble hereto. “Sellers’ Account” means the account specified as such in Exhibit G hereto, or such other bank account identified in writing by the Sellers to the Buyer from time to time. “Servicer” has the meaning set forth in Section 4(a) hereof. “Servicer Termination Event” means an event specified in Exhibit F hereto. “Settlement Date” means each Wednesday (unless any such day is not a Business Day, in which case, the next Business Day thereafter shall be a Settlement Date). “Solvent” means, with respect to any Person and as of any particular date, (i) the present fair market value (or present fair saleable value) of the assets of such Person is not less than the total amount required to pay the probable liabilities of such Person on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) such Person is not incurring debts or liabilities beyond its ability to pay such debts and liabilities as they mature and (iv)

Exhibit A-8 734109631 19632855 such Person is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. “Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the Capital Stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding. “Transaction Documents” means this Agreement, any Performance Guaranty, each Purchase Request, each Reconciliation Report, each Non-Payment Report, each Dilution Reserve Report and all other documents and agreements to be executed and delivered by any Seller, any Servicer or any Performance Guarantor in connection with any of the foregoing, in each case, as amended, supplemented or otherwise modified from time to time. “UCC” means the Uniform Commercial Code in effect in the State of New York from time to time; provided, if by reason of mandatory provisions of Applicable Law, the perfection, the effect of perfection or non- perfection or the priority of the security interests of the Buyer is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority. B. Other Interpretive Matters. All accounting terms defined directly or by incorporation in this Agreement shall have the defined meanings when used in any certificate or other document delivered pursuant thereto unless otherwise defined therein. For purposes of this Agreement and all such certificates and other documents, unless the context otherwise requires: (a) except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; (b) terms defined in Article 9 of the UCC and not otherwise defined in such agreement are used as defined in such Article; (c) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (d) the words “hereof,” “herein” and “hereunder” and words of similar import refer to such agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of such agreement (or such certificate or document); (e) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to such agreement (or the certificate or other document in which the reference is made), and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (f) the term “including” means “including without limitation”; (g) references to any Applicable Law refer to that Applicable Law as amended from time to time and include any successor Applicable Law; (h) references to any agreement refer to that agreement as from time to time amended, restated, extended or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; (i) references to any Person include that Person’s permitted successors and assigns; (j) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof; (k) unless otherwise provided, in the calculation of time from a specified date to a later specified date, the term “from” means “from and including,” and the terms “to” and “until” each means “to but excluding”; (l) terms in one gender include the parallel terms in the neuter and opposite gender; and (m) the term “or” is not exclusive.

Exhibit B-1 734109631 19632855 Exhibit B Conditions Precedent for Effectiveness Each of the following, in form and substance satisfactory to the Buyer: (a) A fully executed counterpart of this Agreement. (b) A counterpart of a Performance Guaranty fully executed by Hanes. (c) A certificate issued by the Secretary of State of the State of Delaware (or in the case of Hanes, Maryland) as to the legal existence and good standing of each Seller and Servicer. (d) A certificate of the Secretary or Assistant Secretary of each Seller and Servicer certifying attached copies of the formation documents and governing documents of such Person and all documents evidencing necessary corporate action to be taken by and governmental approvals, if any, to be obtained by such Person with respect to this Agreement and the names and true signatures of the incumbent officers of such Person authorized to sign this Agreement and any other documents to be delivered by it hereunder (including each Purchase Request) or thereunder or in connection herewith or therewith. (e) UCC, tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports or searches, each of a recent date listing all effective financing statements, lien notices or comparable documents that name any Seller as debtor and that are filed in those state and county jurisdictions in which such Seller is organized or maintains its principal place of business or chief executive office and such other searches that the Buyer deems necessary or appropriate. (f) Acknowledgment copies of proper termination statements (Form UCC-3) and any other relevant filings necessary to evidence the release of all security interests, ownership and other rights of any Person previously granted by any Seller in the Proposed Receivables. (g) Acknowledgment or time-stamped receipt copies of proper financing statements (showing each Seller as “debtor/seller” and the Buyer as “secured party/buyer”) duly filed on or prior to the date hereof. (h) Favorable opinions of legal counsel to each Seller, Servicer and any Performance Guarantor in form and substance reasonably satisfactory to the Buyer, including opinions with respect to due organization and good standing of each such Person, due authorization, execution and delivery of this Agreement and the other Transaction Documents entered into on or about the date hereof by such Person, validity and enforceability of this Agreement and the other Transaction Documents with respect to such Person, non- contravention of organizational documents, material agreements and law, no consents, creation of security interest and perfection of security interest, true sale and such other matters as the Buyer may reasonably request. (i) Proof of payment of an upfront fee to the Buyer in the amount of $47,500 and all reasonable attorneys’ fees and disbursements incurred by the Buyer.

Exhibit C-1 734109631 19632855 Exhibit C Representations and Warranties (a) Each Seller, Servicer and Performance Guarantor is (i) duly incorporated or formed, validly existing and in good standing under the laws of its respective jurisdiction of organization and (ii) duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified, except in each case of this clause (ii), where a failure to do so could not reasonably be expected to result in a Material Adverse Change. (b) The execution, delivery and performance by each Seller, Servicer and Performance Guarantor of each Transaction Document to which it is party and each other document to be delivered by it thereunder, (i) are within its corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene, violate or breach (1) its charter or by-laws, (2) any Applicable Law, (3) any indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument to which such Seller, Servicer or Performance Guarantor is a party or by which it or any of its respective property is bound, or (4) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property and (iv) do not result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such indenture, credit agreement, loan agreement, agreement, mortgage, deed of trust or other agreement or instrument, other than this Agreement and the other Transaction Documents, except in the case of clauses (iii)(2), (3) and (4) and (iv), where such contravention, violation or breach, or creation or imposition, could not reasonably be expected to result in a Material Adverse Change; (c) Each Transaction Document to which any Seller, Servicer or Performance Guarantor is party has been duly executed and delivered by such Person. (d) Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to, license from or filing with, any Governmental Authority is required for the due execution, delivery and performance by each Seller, Servicer and Performance Guarantor of each Transaction Document to which it is party or any other document to be delivered by it thereunder, except where the failure to obtain such authorization or approval or take such action or make such notice or filing could not reasonably be expected to result in a Material Adverse Change. (e) Each Transaction Document to which each Seller, Servicer or Performance Guarantor is a party constitutes the legal, valid and binding obligation of such Person, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other laws relating to the enforcement of creditors’ rights generally and general principles of equity (regardless of whether enforcement is sought at equity or law). (f) There is no pending or, to its knowledge, threatened action, proceeding, investigation or injunction, writ or restraining order affecting any Seller, Servicer or Performance Guarantor or any of their respective Affiliates before any Governmental Authority that could reasonably be expected to result in a Material Adverse Change with respect to any Seller, Servicer or Performance Guarantor. (g) Each Seller, Servicer and Performance Guarantor is Solvent and no Insolvency Event has occurred with respect to any Seller, Servicer or Performance Guarantor. (h) On and after the Closing Date, no Material Adverse Change or event which, individually or in the aggregate, is reasonably likely to result in a Material Adverse Change has occurred with respect to any Seller, Servicer or Performance Guarantor. (i) No Change of Control has occurred. (j) All assets of each Seller are free and clear of any Adverse Claim in favor of the Internal Revenue Service or any other Governmental Authority other than inchoate tax liens resulting from an assessment of such Seller.

Exhibit C-2 734109631 19632855 (k) All certificates, reports, statements, documents and other information furnished to the Buyer by or on behalf of each Seller, Servicer or Performance Guarantor (including via the MUFG Platform) pursuant to this Agreement or any other Transaction Document, or in connection with or pursuant to any amendment or modification of, or waiver under, this Agreement or any other Transaction Document, is, at the time the same are so furnished, complete, true and correct in all material respects on the date the same are furnished to the Buyer, and does not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading. (l) No Seller, Servicer or Performance Guarantor is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940. (m) Each Seller has continuously treated and shall continue to treat each sale of Purchased Receivables hereunder as a sale for all purposes, including federal and state income tax, reporting and accounting purposes. (n) No event has occurred and is continuing and no condition exists, or would result from any sale or assignment of any Purchased Receivable, that constitutes or may reasonably be expected to constitute, individually or in the aggregate, a Servicer Termination Event. (o) The Purchase Price payable for each Purchased Receivable by the Buyer will represent fair consideration and reasonably equivalent value therefore. (p) No Seller will, directly or indirectly, use the proceeds of the Purchased Receivables, (i) to fund any activities or business of or with any Sanctioned Person, or in any Person, or in any country or territory, that, at the time of such funding, is, or whose government is the subject of Sanctions, or (ii) in any other manner that would result in such Seller or the Buyer being in violation of Sanctions. (q) None of (i) any Seller, any Subsidiary or, to the knowledge of such Seller or such Subsidiary, any of their respective directors, officers or employees, or (ii) to the knowledge of any Seller, any agent of such Seller or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. (r) Policies and procedures have been implemented and maintained by or on behalf of each Seller, Servicer and Performance Guarantor that are designed to ensure compliance by the Seller, Servicer and Performance Guarantor, their Subsidiaries and their respective directors, officers, employees and agents with Anti- Corruption Laws and applicable Sanctions, and each Seller, Servicer and Performance Guarantor, its Subsidiaries, and their respective officers and employees and, to the knowledge of each Seller, Servicer and Performance Guarantor, their respective directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in any Seller being designated as a Sanctioned Person. (t) As of the Closing Date, each Seller is an entity (other than a bank) whose common stock or analogous equity interests are listed on the New York Stock Exchange or the American Stock Exchange or have been designated as a NASDAQ National Market Security listed on the NASDAQ stock exchange (as used in this clause, a “listed entity”) or that is organized under the laws of the United States or of any state and at least 51 percent of whose common stock or analogous equity interest is owned by a listed entity and is excluded on that basis from the definition of Legal Entity Customer as defined in the Beneficial Ownership Rule.

Exhibit D-1 734109631 19632855 Exhibit D Covenants Until the Final Collection Date: (a) Compliance with Laws; Corporate Existence. Each Seller and Servicer will comply in all respects with all Applicable Laws and preserve and maintain its corporate existence, rights, franchises, qualifications and privileges, except, in each case, where a failure to do so could not reasonably be expected to result in a Material Adverse Change. Each Seller will keep its jurisdiction of incorporation or its jurisdiction of formation, as applicable, unchanged from the applicable jurisdiction as in effect on the date hereof and will keep its principal place of business and chief executive office and the office where it keeps its records concerning the Purchased Receivables at the address set forth in Section 6 hereof, in each case unless it shall have: (i) given the Buyer at least fifteen (15) days’ (or such shorter period as agreed to by the Buyer in its discretion) prior written notice of any change thereof and (ii) delivered to the Buyer all financing statements, instruments, legal opinions and other documents requested by the Agent in connection with such change or relocation. (b) Books and Records. Each Seller will keep its books and accounts in accordance with GAAP and shall make a notation on its books and records, including any relevant computer files, to indicate which Receivables have been sold to the Buyer. Each Seller and Servicer will maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Receivables and related Contract in the event of the destruction of the originals thereof), and keep and maintain all relevant documents and other information reasonably necessary for collecting all Purchased Receivables (including records adequate to permit the daily identification of each Receivable and all collections of and adjustments to each existing Purchased Receivable). (c) Sales, Liens and Debt. No Seller will sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, the Purchased Receivables or upon or with respect to any account or lock box to which any Collections are directed to be sent, or assign any right to receive income in respect thereof except the security interests in favor of the Buyer created hereunder. Each Seller and Servicer will direct each Account Debtor to pay all amounts owing under any Purchased Receivables only to an account or lock box that is not subject to any Adverse Claim. (d) Extension or Amendment of Receivables. Other than as permitted by Section 5(a) (and only to the extent the applicable Seller deposits the Deemed Collection to the Buyer’s Account in accordance with the terms hereof) or Section 4(f), neither any Seller nor any Servicer will amend, modify or extend the payment terms under any Purchased Receivable, unless approved in writing in advance by the Buyer, and shall not otherwise waive or permit or agree to any deviation from the terms or conditions of any Purchased Receivable, in each case except in accordance with the Credit and Collection Policy. Other than as permitted by Section 5(a) and only to the extent the applicable Seller deposits the Deemed Collection to the Buyer’s Account in accordance with the terms hereof, neither any Seller nor any Servicer will take, or cause to be taken, any action that reduces the amount payable of any Purchased Receivable. (e) Audits and Visits. Each Seller and Servicer will, at their expense, at any time and from time to time during regular business hours as requested by the Buyer, permit the Buyer, or its agents or representatives, upon reasonable notice, (i) to examine and make copies of and abstracts from all books, records and documents (including computer tapes and disks) in its possession or under its control relating to Purchased Receivables and Related Security, including the Contract and (ii) to visit its offices and properties for the purpose of examining and auditing such materials described in clause (i) above, and to discuss matters relating to Purchased Receivables or its performance hereunder or under the related Contract with any of its officers having knowledge of such matters; provided that unless either (i) any Seller as Servicer has been removed as servicer pursuant to Sections 4(h) or 4(j) upon at least ten (10) Business Days’ prior notice to the applicable Servicer at the time such audit is requested by the Buyer, or (ii) the audits previously conducted at the expense of the Sellers and the Servicers during such calendar year have not produced audit results reasonably satisfactory to the Buyer, no Seller nor Servicer shall be required to reimburse the Buyer for the costs or expenses in respect of more than one audit by a third party accounting or auditing firm engaged by the Buyer for any examinations or visits by the Buyer or any of its agents or representative during any calendar year.

Exhibit D-2 734109631 19632855 (f) Reporting Requirements. Each Seller and Servicer will provide to the Buyer the following: (i) within five (5) Business Days following knowledge or notice thereof, written notice in reasonable detail, of any Adverse Claim or Dispute asserted or claim made against a Purchased Receivable; (ii) within five (5) Business Days following knowledge or notice thereof, written notice in reasonable detail, of the occurrence of any Servicer Termination Event; and (iii) within five (5) Business Days following knowledge or notice of the occurrence thereof, written notice of any matter that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. (g) Further Assurances. Each Seller will, at its expense, promptly execute and deliver all further instruments and documents, and take all further action that the Buyer may reasonably request, from time to time, in order to perfect, protect or more fully evidence the full and complete ownership and security interest in the Purchased Receivables, or to enable the Buyer to exercise or enforce the rights of the Buyer hereunder or under or in connection with the Purchased Receivables. (h) Taxes. Each Seller will pay any and all taxes (excluding the Buyer’s income, gross receipts, franchise, doing business or similar taxes arising under the laws of the United States) relating to the transactions contemplated under this Agreement, including but not limited to the sale, transfer and assignment of each Purchased Receivable, other than any taxes that such Seller is contesting in good faith and for which adequate reserves have been taken. (i) Perform Terms. Each Seller and Servicer will duly perform and comply in all material respects with all terms under the Contract and promptly knowledge or notice thereof, inform the Buyer of any breach or default by such Seller or any Account Debtor of any of the terms thereof. (j) Not Adversely Affect the Buyer’s Rights. Each Seller and Servicer will refrain from any act or omission which might, individually or in the aggregate, in any material way prejudice, diminish or limit the Buyer’s rights under or with respect to any of the Purchased Receivables or this Agreement. (k) Compliance with Credit and Collection Policies. Each Seller and Servicer will comply with the Credit and Collection Policy in all material respects in connection with the origination, servicing, enforcement and collection of Purchased Receivables. (l) No Change in Business or Credit and Collection Policy. Neither any Seller nor any Servicer shall make any change in the character of its business or in the Credit and Collection Policy, which change would, in either case, impair the collectability of any Purchased Receivable or otherwise have a Material Adverse Change with respect to any Seller or any Servicer (it being understood that the replacement of the Credit and Collection Policy of any Seller (other than HBI) with the Credit and Collection Policy of Hanes upon prior written notice to the Buyer shall not be reasonably expected to have such an effect). (m) Change in Status. Promptly following any change that would result in a change to the status of any Seller as an excluded “Legal Entity Customer” under the Beneficial Ownership Rule, such Seller shall execute and deliver to the Buyer a Certification of Beneficial Owner(s) complying with the Beneficial Ownership Rule, in form and substance reasonably acceptable to the Buyer. (n) Sanction Programs; Anti-Corruption Laws. No Seller shall use, directly or indirectly, the proceeds of any purchases hereunder (i) in violation of the UK Bribery Act, the Foreign Corrupt Practices Act of 1977, as amended, or any other applicable anti-corruption law, (ii) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of

Exhibit D-3 734109631 19632855 Sanctions, (iii) in any other manner that would result in a violation of Sanctions applicable to any party hereto or (iv) in violation of any Anti-Terrorism Laws.

Exhibit E-1 734109631 19632855 Exhibit E Eligibility Criteria (a) Such Receivable has been generated by each Seller in the ordinary course of its business from the bona fide sale of goods or provision of services to an Account Debtor, an invoice for such Receivable has been delivered to such Account Debtor and revenue for such Receivable has been or may be recognized by such Seller under GAAP and Applicable Law. (b) The information contained with respect to such Receivable in the applicable Purchase Request is true, accurate and correct in all material respects. (c) The information contained with respect to such Receivable in the applicable Purchase Request contains a true, accurate and correct list of the Account Debtor, invoice number, Due Date and unpaid amount due in respect of such Receivable. (d) The related Account Debtor (i) is a resident of the United States of America and has provided the applicable Seller with a billing address in the United States of America, (ii) is neither a Governmental Authority nor a Sanctioned Person, (iii) is not (A) a material supplier to such Seller or its Affiliates or (B) an Affiliate of a material supplier to such Seller or its Affiliates, (iv) is not an Affiliate of any Seller, any Servicer or any Performance Guarantor and (v) is not a natural person. (e) Such Receivable and the related Contract is in full force and effect and is the valid and binding obligation of the related Account Debtor due on the applicable Due Date, enforceable in accordance with its terms, and constitutes the related Account Debtor’s legal, valid and binding obligation to pay the applicable Seller the amount thereof, subject, as to enforcement of the related Account Debtor’s payment obligation, to bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors’ rights and Insolvency Events. (f) Such Receivable and the related Contract shall evidence and include the right to receive payment of interest or finance charges or other liabilities of the Buyer under the relevant Contract to which the applicable Net Invoice Amount or other evidence of indebtedness relates. (g) Neither the applicable Seller nor the related Account Debtor is delinquent or in default in the performance of any of the material provisions of the related Contract with respect to such Receivable. Each Seller is in compliance in all material respects with the Contract relating to the Purchased Receivables and such Receivable satisfies all applicable requirements of the Credit and Collection Policy. (h) The applicable Seller has delivered to the related Account Debtor all property or fully performed all services required to be so delivered or performed by the terms of the Contract and the payments due with respect to such Receivable are not contingent upon such Seller’s or any other Person’s fulfillment of any further act or obligation. (i) The contract giving rise to such Receivable is governed by the law of one of the States of the United States. (j) As of the related Purchase Date, immediately prior to the sale hereunder, the applicable Seller has good and marketable title to, and is the sole legal and beneficial owner of, such Receivable free and clear of any Adverse Claim (other than in favor of the Buyer or that will be released automatically upon the consummation of the purchase hereunder), such Receivable is not subject to a Dispute, the amount owed under such Receivable is free of any amounts that would constitute Dilution not reflected in the Net Invoice Amount, and such Receivable has not been previously sold, assigned, pledged or otherwise transferred by such Seller to any other Person.

Exhibit E-2 734109631 19632855 (k) No effective financing statement or other instrument similar in effect covering any part of such Receivable is on file in any recording office, other than in favor of the Buyer or that will be released automatically upon the consummation of the purchase hereunder (l) Such Receivable (i) is denominated and payable only in Dollars in the United States, (ii) with respect to an Account Debtor, does not have an original term to maturity that exceeds the Maximum Tenor therefor and (iii) is not payable in installments. (m) The sale, pledge or assignment of such Receivable pursuant to this Agreement (i) does not violate or contravene any Applicable Law or the related Contract, (ii) require notice thereof to the related Account Debtor or any consent therefrom or (iii) does not require any notice thereof or any consent from any Governmental Authority that has not been obtained. (n) Such Receivable is an “account” or “payment intangible” within the meaning of Article 9 of the UCC of all applicable jurisdictions and is not evidenced by instruments or chattel paper. (o) Such Receivable, together with the related Contract, does not contravene in any material respect any Applicable Law. (p) Such Receivable is not a Receivable which arose as a result of the sale of consigned goods or finished goods that have incorporated any consigned goods into such finished goods or a sale in which the applicable Seller or Servicer acted as a bailee, consignee or agent of any other Person or otherwise not as principal or otherwise in respect of deferred or unearned revenues. (q) Such Receivable does not constitute a re-billed amount arising from a deduction taken by the related Account Debtor with respect to a previously arising Receivable. (r) As of the related Purchase Date, no Insolvency Event has occurred with respect to the related Account Debtor. (s) The sale of such Receivable to the Buyer hereunder constitutes the absolute and irrevocable sale and transfer of all right, title and interest of the applicable Seller in such Receivable to the Buyer and no further action, including any filing or recording of any document or any notice to, license from or approval from any Governmental Authority is necessary in order to establish the ownership interest of the Buyer effected by such sale or to permit the Buyer to service, enforce or otherwise collect such Receivable from the related Account Debtor.

Exhibit F-1 734109631 19632855 Exhibit F Servicer Termination Events Each of the following shall constitute a “Servicer Termination Event” for purposes of this Agreement: (a) Any of the representations and warranties made by any Seller or Servicer in this Agreement (including with respect to the Proposed Receivables), or by any Performance Guarantor in any Performance Guaranty, shall fail to be true, accurate and correct in all material respects as of the date made or, in the case of any representation or warranty which speaks as to a particular date or period, as of that particular date or period. (b) Any Seller or Servicer shall fail to be in compliance in all material respects with any of its covenants and other obligations under this Agreement or any other Transaction Document to which each such Person is a party, and such failure shall continue unremedied for five (5) Business Days. (c) Any Performance Guarantor shall fail to be in compliance in all material respects with any of its obligations under any Performance Guaranty, and such failure shall continue unremedied for five (5) Business Days. (d) An amount due for payment by any Seller or Servicer to the Buyer pursuant to this Agreement or any other Transaction Document (including interest on any overdue amount as provided for in Section 9 hereof) or by any Performance Guarantor pursuant to any Performance Guaranty shall remain outstanding for more than five (5) Business Days from the due date therefor. (e) An Insolvency Event shall have occurred with respect to any Seller, Servicer or Performance Guarantor. (f) This Agreement or any security interest granted pursuant to this Agreement or any other Transaction Document shall for any reason cease to create, or for any reason cease to be, a valid and enforceable first priority perfected security interest in favor of the Buyer with respect to the Purchased Receivables, free and clear of any Adverse Claim. (g) A Change of Control shall have occurred. (h) Any Transaction Document shall, in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any party thereto other than the Buyer or any such party shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of such Transaction Document.

Exhibit G-1 734109631 19632855 Exhibit G Accounts Buyer’s Account Bank: MUFG Bank, Ltd. Bank Swift Address: BOTKUS33 ABA#: 026009632 Account #: 97770191 Account Name: Loan Operations Department Reference: SCF - Hanes Sellers’ Accounts Bank Name: JP Morgan Chase ABA Number: 021000021 Account Number: 648728228 SWIFT: CHAUS33 Beneficiary Name: HANESBRANDS INC.

Annex I-1 734109631 19632855 Annex I Electronic Services Schedule This Electronic Services Schedule is attached and made a part of the Agreement (as defined herein). In the event of any conflict between the terms and conditions of the Agreement and the terms and conditions of this Schedule, the terms and conditions of this Schedule shall control. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Agreement. Section 1. As used herein: “Agreement” means the Master Receivables Purchase Agreement, dated as of December 11, 2019, by and among HANESBRANDS INC., a Maryland corporation (“Hanes”), KNIGHTS APPAREL LLC, a Delaware limited liability company, GFSI LLC, a Delaware limited liability company, CC PRODUCTS LLC, a Delaware limited liability company, ALTERNATIVE APPAREL, INC., a Delaware corporation, and any other seller from time to time party thereto (each, in such capacity, a “Seller” and collectively, the “Sellers”), and as servicers (each, in such capacity, a “Servicer” and collectively, the “Servicers”) and MUFG BANK, LTD. (“MUFG Bank”), as buyer (the “Buyer”), including this Annex, as such agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms. “Message” means all messages or other information sent by any Seller under the Agreement using the Program web portal. “PrimeRevenue” means PrimeRevenue, Inc., which is a Service Provider hereunder. “Program web portal” means the system interface of the Service Provider to be used by the Buyer and any Seller so as to operate this Agreement or any updated or replacement system from time to time. “Service Provider” means any person with whom an agreement has been entered into by the Buyer and to whom the performance of certain obligations or exercise of certain rights in respect of the giving and receiving of Messages, and not in respect of any purchase of Receivables, is from time to time sub-contracted by the Buyer. Section 2. Service Provider 2.1. The parties to the Agreement agree that the Service Provider is and will be the service provider solely for the Buyer and not the sub-contractor or agent of each Seller. Each Seller consents to the Buyer outsourcing to the Service Provider the management of certain administrative functions under this Agreement, it being understood that only the rights and obligations issuing from this Electronic Services Schedule shall be outsourced.1 Section 3. Service Provider’ Systems and Platform 3.1. To operate this Agreement, each Seller and the Buyer shall use the Program web portal. 3.2. Program related data will be updated and available for view access by each Seller and the Buyer on a day to day basis in the Program web portal. 3.3. Each Seller will upload and download information pertaining to Purchase Requests from the Program web portal. 3.4. At date of this Electronic Services Schedule, the Service Provider means PrimeRevenue. The Buyer may replace the Service Provider at any time or terminate this Electronic Services Schedule, and will give written notice thereof to each Seller. 1 Services with respect to Messages are only being offered as an accommodation and not as a requirement for Seller’s use of the facility. As such, in the event the service provider cannot or does not perform, Buyer’s liability is limited to the Buyer performing under the Buyer’s obligations stated in the Agreement.

Annex I-2 734109631 19632855 Section 4. Use of Service Provider’s Systems and Platform 4.1. Each Seller shall have the right to use the content of the Program web portal to print and use reports downloaded from the Program web portal, and to save reasonable copies to such Seller’s hard drive, in each case solely for the purposes contemplated by the Agreement. Any copying, distribution, or commercial use of any of the content of the Program web portal not in furtherance of or related to the commercial purposes of the Agreement is not permitted, provided that no Seller will not be liable for any copying or distribution of any reports downloaded from the Program web portal to the extent that: (i) such action was required by Applicable Law, including pursuant to a valid subpoena or other legal process, (ii) such action is taken in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Electronic Services Schedule or any Transfer Document or the enforcement of rights hereunder or thereunder, (iii) the information copied and/or distributed was in such Person’s possession or known to such Person prior to receipt or (iv) the information copied and/or distributed is or becomes known to the public through disclosure in a printed publication (without breach of such Seller’s obligations hereunder). 4.2. Service Provider retains all right, title, and interest in and to its Program web portal, including all software and other intellectual property underlying the Program web portal and associated therewith, all derivative works thereof, and in all media, but specifically excluding any materials, intellectual property or information provided by any Seller or the Buyer (collectively, “Member Content”), all of which shall remain the property of the contributing party. Other than a royalty-free license to use the Program web portal during the term of this Electronic Services Schedule, nothing contained herein shall be construed as the grant of a license or other right by Service Provider to any Seller of the Program web portal or any intellectual property underlying or associated with the Program web portal. Each Seller grants to Service Provider for the term of this Electronic Services Schedule a royalty free, non-exclusive license to use, reproduce, display and modify such Seller’s Member Content for the purpose of allowing Service Provider to render the contracted-for services to the Buyer. 4.3. All of the design, text, graphics and the selection and arrangement thereof included in the Program web portal are protected by the copyright laws of the United States and foreign countries. The Program web portal and all associated intellectual property rights are owned by Service Provider and its licensors. All rights not expressly granted to a Seller are reserved to Service Provider and its licensors. Each Seller acknowledges that (a) the Program web portal incorporates confidential and proprietary technology developed or acquired by Service Provider, including the software underlying the Program web portal; and (b) it shall use such technology solely for the purposes set forth herein. This Section 4.3 shall survive the termination of this Electronic Services Schedule for a period of one year 4.4. Service Provider may access and use the non-public financial, transactional and other information that is processed under this Agreement or otherwise acquired by Service Provider in connection with the Program web portal (“Seller Data”) for the purposes of providing and operating the Program web portal and related services. Each Seller represents that it has the right to permit Service Provider to use Seller Data as described in this Agreement and that such use will not violate any third Person’s rights. 4.5. Each Seller acknowledges that Service Provider may transfer or subcontract Seller Data to a third Person, in connection with: (a) any assignment arising from the acquisition of all or substantially all of its assets or equity interests; or (b) a delegation of hosting or other duties, provided that such third party service provider agrees to abide by appropriate confidentiality obligations. 4.6. The parties may disclose Seller Data if required by applicable law to any government body, or duly authorized representatives thereof, upon an audit or other inspection by any of the same of the records or facilities of Service Provider. The applicable Seller will be notified promptly upon receipt of any order and upon the implementation of any change in laws which requires disclosure of Seller Data. 4.7. Each Seller hereby acknowledges that Service Provider reserves the right to: (a) terminate such Seller’s access to and use of the Program web portal if such Seller permits any unauthorized third Person or entity to access and use the Program web portal; and (b) interrupt or disable access to and use of all or any part of the Program web portal if necessary to prevent or protect against fraud, hacking, or illegal conduct or otherwise protect Service Provider’s personnel or the Program web portal, in Service Provider’s sole discretion and without notice.

Annex I-3 734109631 19632855 4.8. EACH SELLER ACKNOWLEDGES THAT NO WARRANTIES OR CONDITIONS, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE MADE BY SERVICE PROVIDER WITH RESPECT TO THE PROGRAM WEB PORTAL, THE UNDERLYING SOFTWARE, OR ANY SERVICES PROVIDED BY SERVICE PROVIDER, AND SUCH PROGRAM WEB PORTAL, SOFTWARE, AND SERVICES ARE PROVIDED ON AN “AS IS, WHERE IS, AND AS AVAILABLE” BASIS. SERVICE PROVIDER EXPRESSLY DISCLAIMS LIABILITY AND SPECIFICALLY DENIES ANY RESPONSIBILITY FOR (A) THE COMPLETENESS, ACCURACY OR QUALITY OF INFORMATION OR ANY MEMBER CONTENT OBTAINED THROUGH THE PROGRAM WEB PORTAL, AND (B) SUCH SELLER’S USE OF OR INABILITY TO USE THE PROGRAM WEB PORTAL. THE USE OF THE PROGRAM WEB PORTAL, AND ANY MEMBER CONTENT OR INFORMATION OBTAINED VIA THE PROGRAM WEB PORTAL, IS AT SUCH SELLER’S OWN RISK. 4.9. The Buyer has the obligation to view the Messages sent in accordance with this Electronic Services Schedule and to act upon them under the terms of the Agreement, and, during any unavailability of the Program web portal to the Company, or following the change of Service Provider, accept to receive Purchase Requests and other notices as otherwise provided in the Agreement. Section 5. Security. Each Seller agrees that: 5.1. Each Seller’s authorized employees may access the Program web portal using a unique user ID and password issued by System Provider. Each Seller and each authorized employee shall not allow any other individual to use such employee’s unique user ID and password to access the Program web portal. Each Seller and each authorized employee shall remain responsible for maintaining the strict confidentiality of the user IDs and passwords created for such Seller’s authorized employees; 5.2. it will not intentionally or knowingly interfere with, defeat, disrupt, circumvent or tamper with or attempt to gain unauthorized access to the Program web portal or other information or instruction that is, by the terms of the Agreement to be transmitted through the Program web portal, or with the restrictions on use of functionality or access to information on any portion of the Program web portal, or attempt to do so; and 5.3. it will not intentionally or knowingly introduce into any portion of Program web portal any device, software or routine, including but not limited to viruses, Trojan horses, worms, time bombs and cancelbots or other data or code that harms, or may adversely affect, the operation of the Program web portal. Section 6. Representations, Warranties and Covenants of each Seller. Each Seller hereby represents, warrants and covenants to and with the Buyer that such Seller’s use of Program web portal is solely to settle genuine and lawful commercial trade transactions, arising in the ordinary course of business, for the purchase or sale of goods (including Receivables as defined under the Agreement) and/or services by or to such Seller from or to the Buyer or other third parties. No Seller shall use the Program web portal for investment or arbitrage functions or purposes, or in breach of any Laws in any material respect, and any activity undertaken via the Program web portal shall not be used in furtherance of any of the foregoing. Section 7. No Implied Duties. Without limiting the liabilities of the Buyer under the Agreement, the Buyer shall be obliged to perform such duties and only such duties as are specifically set forth herein, and no implied duties or responsibilities shall be read or implied into the Agreement against the Buyer. The Buyer shall have no duties or obligations hereunder to any Person or entity other than each Seller and, without limiting the foregoing, does not assume any obligation or relationship of agency or trust hereunder for, or with any other Person or entity. Section 8. Third Party Beneficiary Rights. Each Seller and the Buyer agree that Service Provider is an intended third party beneficiary of, and entitled to rely on Sections 2, 4, 5, and 6 of this Electronic Services Schedule and Section 13(o) of the Agreement.